Exhibit 99.1

BioTime’s CEO Michael West to Speak at GTCbio and Unveil 12 New Diverse Cell Lines
to be Launched November 1, 2010

ALAMEDA, Calif.--(BUSINESS WIRE)--October 14, 2010--BioTime, Inc. (NYSE Amex:BTIM) announced today that on October 22, 2010 BioTime’s CEO Dr. Michael West will present at the GTCbio 4th Advances in Stem Cell Discovery and Development Conference in San Francisco, California. Dr. West’s presentation titled: “Fate Space Screening of Clonal Human ES-derived Embryonic Progenitor Cell Lines” will include a discussion of the Company’s proprietary bank of more than 140 diverse human cell types made from human embryonic stem cells, the company’s screening technology for discovering means of manufacturing human cell types, and the potential use of these cells for diverse new therapeutics and drug discovery. During his lecture, Dr. West will unveil 12 new lines that will be launched beginning November 1, 2010. Additional information about these new products will be found at: http://www.embryome.com beginning with product launch. Dr. West’s presentation will be available on BioTime’s website at www.biotimeinc.com.

The annual GTCbio Stem Cell Research & Therapeutics Conference provides information regarding cutting-edge developments in all areas of stem cell research including the biology, medicine, applications, regulations, and business of stem cells. This year’s conference will address recent developments in pre-clinical and clinical trials of stem cell therapy, regenerative medicine and tissue engineering, cancer stem cells, stem cell reprogramming, FDA and NIH policies regarding funding for stem cell research, and private funding from the pharmaceutical industry.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. BioTime’s therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime’s majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. BioTime’s Singapore subsidiary, ES Cell International Pte Ltd, has been at the forefront of advances in human embryonic stem (“hES”) cell technology, having been one of the earliest distributors of hES cell lines to the research community. ESI has produced clinical-grade human embryonic stem cell lines that were derived following principles of good manufacturing practice and currently offers them for potential use in therapeutic product development. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, Embryome Sciences, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com